"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."


                                 1992 AMENDMENT TO

                         IPA COMMERCIAL SERVICES AGREEMENT


The Undersigned parties to the PacifiCare IPA Commercial Services Agreement between PacifiCare of California ("PacifiCare") and Santa Ana-Tustin Physicians Group, Inc. ("IPA") do hereby amend said Agreement as follows:

1.   Paragraph 1.03 is amended in full to read as follows:

     1.03 CATASTROPHIC CASE - is any single medical condition, including complications arising from such medical condition, where the total cost of Health Care Services to treat such condition is expected to exceed [ ** ] per condition, regardless of payment source.

2.   Paragraph 3.02 is amended in full to read as follows:

     3.02 STANDARDS - All Medical Services arranged for or provided by IPA and its Member Physicians shall be provided by professional personnel and at physical facilities according to generally accepted standards of medical practice and management in the community. IPA further agrees to provide or arrange for Referrals to Specialist Physicians and facilities as are necessary, appropriate, and in accordance with generally accepted standards of medical practice in the community in compliance with the standards developed by PacifiCare's Quality Assurance Committee. If IPA contracts with Specialist Physicians to provide Medical Services under this Agreement, IPA shall require such Specialist Physicians to provide IPA with the credentialing information set forth herein. IPA shall obtain and maintain information concerning each Member Physician's and Specialist Physician's education, training, references, malpractice liability insurance, hospital staff status, hospital clinical privileges, and hospital staff reappointment dates. Such information shall be kept in a form prescribed by or acceptable to PacifiCare. Upon request, the credentialing information shall be made available to PacifiCare for review or copying.

     IPA acknowledges and agrees that it shall report Member Physicians or Specialist Physicians as required by the California Business and Professions Code Section 805 ("Section 805"). IPA further agrees to maintain and demonstrate to PacifiCare upon request compliance with the following:

     3.02.01 IPA shall use best efforts to ensure that its Member Physicians and Specialist Physicians are licensed by the State of California and have current Drug Enforcement Agency ("DEA") registration. IPA shall immediately notify PacifiCare in writing of any of the following actions taken by or against a Member

Physician or Specialist Physician: (i) the surrendering, revocation, or suspension of a license; (ii) the surrendering, revocations, or suspension of current DEA registration; (iii) any filing pursuant to Section 805; (iv) any filing pursuant to the National Practitioner Data Bank; (v) the filing of any malpractice claim of more than ten thousand dollars ($10,000) and (vi) a change in hospital staff status or hospital clinical privileges, including any restrictions or limitations.

     3.02.02 In the event that it is determined by PacifiCare that IPA does not obtain and maintain the information set forth in paragraph 3.02, IPA agrees to assist PacifiCare in obtaining credentialing information concerning each Member Physician's and Specialist Physician's education, training, references, malpractice liability insurance, hospital staff status, hospital clinical privileges, and hospital staff reappointment dates. IPA shall obtain from each Member Physician and Specialist Physician a signed waiver, acceptable to PacifiCare, allowing PacifiCare access to such credentialing information at any acute care hospital or health care facility. If IPA is unable to obtain a signed waiver from a Member Physician or Specialist Physician, IPA shall obtain the credentialing information directly from the acute care hospital or health care facility and make such information available to PacifiCare upon request for review and copying.

     3.02.03 IPA agrees to provide access to continuing education programs for its Member Physicians and Specialist Physicians in accordance with the standards established by the California Medical Association for continuing education. The content and delivery of such continuing education programs shall be in the discretion and judgement of IPA, in order to maintain high standards for the delivery of Medical Services pursuant to this Agreement. IPA further agrees to gather, correlate, and distribute to its Member Physicians and Specialist Physicians, information regarding professional medical activities and developments which IPA believes may be of assistance in providing Medical Services pursuant to this Agreement.

     3.02.04 IPA agrees to provide reasonable evidence that all nurses and other ancillary and paramedical personnel who are employed by and contract with IPA or Specialist Physicians are properly licensed by the State of California.

3.   Paragraph 5.02 is amended in full to read as follows:

     5.02 ADDITIONAL PAYMENTS - Pacificare and IPA agree to provide payments to each other in accordance with the terms of the following programs, if applicable: Hospital Control Program, Individual Stop-Loss Program, Pharmacy Control Program, Mammography Reimbursement Program, AIDs Stop-Loss Program and Adverse Selection Program as specified in Attachments A5, A3, E, C, F and H respectively, incorporated in full herein by reference.

To the extent that each party owes an amount to the other party in the risk programs noted above, IPA agrees that PacifiCare shall combine the results of all applicable risk programs such that one aggregate payment is payable to or receivable from IPA. A fully detailed accounting of the results of each program shall accompany the aggregate payment or notice of amount due.

4.   Paragraph 12.10 is amended to read as follows:

     12.10 TRANSFER OF SUBSCRIBERS - Subscribers requests for transfer from IPA shall be in writing and subject to approval by PacifiCare based on the criteria set forth in the PacifiCare Policy and Procedures Manual. PacifiCare reserves the right to transfer a Subscriber for any reason.

IPA may request transfer of Subscribers for cause, or if the capacity of IPA is over burdened such that the provision of Medical Services as required pursuant to this Agreement adversely is affected.

5.   Attachment A4 COST OF CARE - is amended in full as follows:

     See Exhibit 1, attached hereto and incorporated herein by the reference.

6.   Attachment A5 HOSPITAL CONTROL PROGRAM is amended in full as follows:

     See Exhibit 2, attached hereto and incorporated herein by this reference.

7. Attachment B MEDICAL AND HOSPITAL GROUP AND INDIVIDUAL SUBSCRIBER AGREEMENTS is amended to add the new Group Subscriber Agreement as Attachment B-1 as follows:

     See Exhibit 5, attached hereto and incorporated herein by this reference.

It is understood and agreed that the new Group Subscriber Agreement attached as Attachment B-1 will replace the current Attachment B as each employer group executes the new Subscriber Agreement approximate to the employers' annual renewal date.

8. Attachment C CAPITATION PAYMENT RATES regarding Durable Medical Equipment and Maternity Payments is amended to read as follows:

MATERNITY PAYMENTS

For term pregnancies delivered within nine (9) months of a

Subscriber's initial assignment to IPA, PacifiCare shall pay IPA [ ** ] at the time of processing the inpatient obstetrical claim.

9. Attachment E PHARMACY CONTROL PROGRAM is amended in full as follows:

     See Exhibit 3, attached hereto and incorporated herein by this reference.

10. Attachment F, AIDS STOP LOSS PROGRAM is amended in full as follows:

     See Exhibit 4, attached hereto and incorporated herein by this reference.

11. Attachment G, DIVISION OF FINANCIAL RESPONSIBILITY to be amended if required

The effective date of this Amendment is January 1, 1992

By signing below, both parties hereto have executed and agreed to this Amendment.

PACIFICARE, INC                      IPA Santa Ana-Tustin Physicians
                                         Gr. Inc.
By:     /s/ Nancy Freeman            By:   /s/ Dr. Melvin L. Reich
   ------------------------------       -----------------------------
   Kevin R. Mowll, Vice President

Date:        1/14/93                 Date:         12/23/92
     ----------------------------         ---------------------------

                                                                      EXHIBIT 1

                                   ATTACHMENT A4

                                    COST OF CARE

                              (medical group version)

     For purposes of this Agreement, the Cost of Care for Medical Services rendered by IPA to Subscribers shall equal:

     a) [ ** ] of the fees charged by IPA to IPA's fee-for-service patients for the same or similar services, if the same or similar services are rendered by Member Physicians who practice at IPA Facilities; or

     b) [ ** ] of the fees actually paid, if the services are rendered by Specialist Physicians or Outside Providers.

     IPA shall provide PacifiCare with a copy of IPA's fee-for-service fee schedule and shall notify PacifiCare thirty (30) days prior to the effective date of any changes in such fee schedule. The amount of increase of IPA's fees shall be limited to [ ** ] per year for purposes of any calculations pursuant to this Agreement, regardless of the actual percentage increase in IPA's fees each year.

     IPA shall notify PacifiCare of the existence and payment or discount provisions of any agreements between IPA and Specialist Physicians and Outside Providers who render Medical Services to Subscribers.

                                                        LA/OR/SD EXHIBIT 2

                            ATTACHMENT A5

                   1992-HOSPITAL CONTROL PROGRAM

1. INTRODUCTION

The Hospital Control Program is designed to provide a financial incentive for the control of inpatient, in-area Emergency Services and selected other outpatient services. When actual incurred costs, when compared to a predetermined budget, are favorable, the savings are shared with the IPA. Conversely, when actual incurred costs exceed the budget, the IPA shares the additional costs. Risk limitations are included at both the individual Subscriber claim level (through the payment of a reinsurance premium for specific stop loss) and at the aggregate level (through a percentage limitation on overall shared savings or losses) to mitigate extraordinary performance fluctuations.

2. BUDGET

                                                          DOLLARS $PMPM
                                                          -------------
    Inpatient Hospital                                       [  **  ]
        Utilization Rate 215 days PTMPY
        Perdiems, net of discounts:
            Regular Plans [  **  ]
            880 Plan      [  **  ]
                          [  **  ]

    Emergency Room and Ambulance Services                    [  **  ]

    Outpatient Surgery and other Services                    [  **  ]

    Selected OP Services from Capitation                     [  **  ]
      (Chemotherapy, Dialysis, home health etc)

    Urgent Care Center Agreement (if applicable)             [  **  ]

    Hospital Control Program Payout Pool                     [  **  ]
                                                             -------

            SUB-TOTAL                                        [  **  ]

Reinsurance Program Deductible [  **  ]                      [  **  ]
                   Coinsurance [  **  ]
                                                             -------
TOTAL BUDGET PMPM                                            [  **  ]
                                                             -------
                                                             -------

The total budget PMPM to be used for settlement purposes shall be calculated by applying the IPA's specific composite age/sex factor to the budgeted amounts for Inpatient Hospital, Emergency and Ambulance Services, Outpatient Surgery Services, and Selected Outpatient Services. The composite age/sex factor will be calculated by multiplying the IPA's member months within each age/sex category listed below and dividing the sum of these numbers by IPA's total member months. The age/sex adjusted dollar figure will be added to the other Hospital Control Program budget components.


               AGE/SEX                            AGE/SEX
               CATEGORY                           FACTOR
               --------                           ------

               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]
               [  **  ]                          [  **  ]

3.   ACTUAL COSTS

     Actual costs are defined for purposes of this Program as:

          a. Hospital Services incurred during the period of calculation for which PaciflCare has received a claim and paid net of discounts,

          b. For quarterly interim calculations, Hospital Services incurred during the period of calculation for which PacifiCare has received a claim but has not paid, less an average aggregate discount factor (for year end calculations only paid claims will be included),

          c. Hospital Services incurred prior to the period of calculation, and paid during the current period,

          LESS;

          d. Subscriber claim costs in excess of the reinsurance deductible specified in the budget above,

          e. Third party recoveries received during the period of calculation that are associated with current or prior period calculation periods.

4.   CALCULATION OF SAVINGS AND LOSSES

The inpatient hospital component of the budget is stated assuming [ ** ] of the Subscribers enrolled in the 880 Plan and [ ** ] of the Subscribers in all other plans. The earned budget will be adjusted to reflect the actual number of Subscribers who enrolled in the 880 and non-880 plans based upon PacifiCare's Member Month Moving Analysis Report for the period (MB0530). The MB0530 Report is a report that reflects actual eligible Subscribers by benefit plan for the period as adjusted for retroactive eligibility terminations and additions reported during the period as of the report's run date. Therefore, the actual earned budget may be greater or less than the net budget indicated in this Attachment.

5. DISTRIBUTION OF SAVINGS - In the event that actual costs are less than the earned budget, then the IPA shall receive the share of savings relative to the bed days per thousand Subscribers per year (PTMPY) indicated in the following sliding scale schedule:


Bed Days/Outpt. Surgery                      IPA % SHARE OF SAVINGS
         PTMPY                          Limited to 15 % of Earned Budget
-----------------------                 --------------------------------

[  **  ]                                            [  **  ]

[  **  ]                                            [  **  ]

[  **  ]                                            [  **  ]

[  **  ]                                            [  **  ]

For the purpose of this calculation, "Bed Days/Outpt. Surgery" shall be defined as acute inpatient days plus outpatient surgeries, net of any acute inpatient days or outpatient surgeries which are covered under the reinsurance program, or are paid through a third party recovery, or through coordination of benefits.

6. DISTRIBUTION OF DEFICIT - If actual costs are greater than the earned budget, then the IPA will be liable for [ ** ] of the amount lost up to the maximum payment specified below;

               MAXIMUM DEFICIT PAYMENT: [  **  ]

7. PERIODIC CALCULATIONS - Cumulative calculations of the Hospital Control Program results will be based on calendar quarters. Interim calculations and payments will be made within sixty (60) days of the end of each calendar quarter except for the fourth quarter for which no calculation or payment will be made in anticipation of the final year end settlement. Calculations will be made in accordance with the contractual terms above and the amount of PacifiCare's quarterly payments to IPA will be sixty percent (60%) of the amount due in order to adjust for incurred Hospital Service claims not yet received by PacifiCare.

In the event that the interim calculation reflects a cumulative loss for the IPA, no interim payment will be due from IPA in the first quarter that a loss results. However, if a cumulative loss is reflected for two consecutive quarters, the IPA will make an interim payment of sixty percent (60%) of the cumulative amount due to PacifiCare. Such payment to PacifiCare shall be due within fifteen (15) days of the IPA's receipt of such notice from PacifiCare.

A calendar year-end calculation of the Hospital Control Program shall be made by PacifiCare and payment to the appropriate party shall be made within one hundred twenty (120) days of the end of the calendar year.

8. MONTHLY REPORTING - PacifiCare will distribute a report monthly , on or before the 15th, that lists the payments made during the previous month for services included in the Hospital Control Program.

9. SPECIAL CONDITIONS FOR EMERGENCY SERVICES - If the IPA and/or its participating physicians direct a PacifiCare Subscriber to use the emergency room of a hospital, and PacifiCare determines that the use of those services were not Emergency Services as defined in this Agreement, PacifiCare reserves the right to deduct the professional component of the PacifiCare payment from the IPA's capitation as a penalty for improper referral. When an inappropriate referral for emergency care has been determined by PacifiCare, a written Conformance Request will be forwarded to the IPA. The Conformance Request will serve as notice that all subsequent inappropriate referrals will have the penalty applied.

10. Any hospital or emergency expenses that are considered third party liability, Workers Compensation claim, or coordination of benefits claims, shall be included in the calculations. If, at a later date, these claims are collected then an adjustment will be made in the calculations.

11. Calculations shall not include hospital admissions which are not authorized by IPA and which are not Emergency Services.

                                                                      EXHIBIT 3

                                    ATTACHMENT E

                           1992 PHARMACY CONTROL PROGRAM

The purpose of the Pharmacy Control Program (PCP) is to provide an incentive to the IPA to foster the efficient utilization of prescription services. The IPA is given the opportunity to share in savings realized by IPA maintaining or improving specific utilization goals outlined below.

STANDARD INCENTIVE PROGRAM

GENERIC PERCENTAGE INCENTIVE - The Pharmacy Control Program shall be indexed to PacifiCare's [ ** ]. For every percentage point IPA exceeds PacifiCare's [ ** ] PacifiCare shall pay IPA an amount per member per month in accordance with the following scale:


          Payout Factor                           Prescription Rate (1)
          -------------                           --------------------
          [  **  ]                                     [  **  ]
          [  **  ]                                     [  **  ]
          [  **  ]                                     [  **  ]
          [  **  ]                                     [  **  ]

(*) [  **  ]

Formulary Bonus - If IPA qualifies for a generic percentage rate payment as outlined above, a bonus payment of [ ** ] shall be paid for every [ ** ] IPA's formulary utilization percentage rate exceeds [ ** ] up to a maximum of [ ** ]. [ ** ]

(1992 Pharmacy Control Program continued)


IPA agrees to participate in a generic substitution and formulary program established by PacifiCare's Formulary Advisory Committee.

UTILIZATION AND CALCULATION REPORTS

PacifiCare shall provide quarterly utilization reports showing IPA's generic percentage, prescription rate and formulary percentage along with a comparison to [ ** ]. PacifiCare shall provide semi-annual Pharmacy Control Program calculations and incentive payments. The first payment shall be for the six months ending June 30, 1992 and shall be paid within sixty days of this date. The final calculation and incentive payment shall be cumulative for the twelve months ending December 31, 1992 and shall be paid within one hundred twenty days of year end.

In the event that IPA receives a semi-annual incentive payment that is greater than the cumulative twelve month calculated amount, PacifiCare shall be due a refund of the difference.

                                                                      EXHIBIT 4


                                    ATTACHMENT F

                               AIDS STOP LOSS PROGRAM

PacifiCare agrees to provide additional financial protection to IPA for the cost of Medical Services rendered to Subscribers who have AIDS. Subscribers who are eligible for this program are as follows:

     Subscribers who are admitted to a hospital for the treatment of an opportunistic infection and have been diagnosed with clinical AIDS.

Once PacifiCare's Medical Services Department has verified that a Subscriber meets the definition above, further expenses for Medical Services associated with the Subscriber's AIDS care will be paid by PacifiCare as defined by Cost of Care in Attachment A4 hereto. To receive reimbursement, IPA must submit a Stop Loss claim to PacifiCare indicating the date the Subscriber became eligible for the AIDS Stop Loss Program and the expenses incurred on behalf of the Subscriber after the effective date. IPA may include claims under the AIDS Stop Loss Program commencing on the date the Subscriber was admitted to the hospital, or on the date home health care was provided the Subscriber in-lieu of hospitalization, pursuant to the eligibility criteria noted above. Expense for Medical Service pertaining to AIDS care rendered from January 1 1992, through December 31, 1992 only will be included in the AIDS Stop Loss Program. A final claim must be filed for such Medical Services by March 31, 1993 to be included in this AIDS Stop Loss Program.

All claims submitted for consideration under the AIDS Stop Loss Program must be processed and coordinated in a confidential manner. Inquiries for determining such procedures should be directed to PacifiCare's Medical Director.